Exhibit 99.1

NIAGEN SUPPLY AGGREEMENT

THIS AGREEMENT (the "Agreement"), is made and entered into as of July 9, 2013 (the “Effective Date”) by and between Thorne Research, Inc., with offices at 25820 Highway 2 West, Sandpoint, Idaho 83864 ("Buyer") and ChromaDex, Inc., with offices at 10005 Muirlands, Blvd, Suite G, Irvine, California 92618, USA (“Seller”).

RECITALS

WHEREAS, The Seller has developed a novel and proprietary ingredient Nicotinamide Riboside with the trade name NIAGEN™ (“the Product”).

WHEREAS, The Buyer desires to purchase the Product from Seller to develop and sell dietary supplements subject to the terms and conditions hereinafter described.

NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows.

For the use of above product in branded applications, in connection with separate Chromadex trademark license agreement

1.  Definitions.

As used in these Terms and Conditions (“Agreement”),

(a)  “Seller” means ChromaDex, Inc., its affiliates and their respective successors and assigns,

(b) “Buyer” means the party executing this Agreement to purchase the Products or Services and/or the party accepting delivery of the Products under this Agreement, collectively with any affiliate of such party,

(c)  “Product” shall mean the Nicotinamide Riboside with the trademark NIAGEN™ provided by Seller hereunder.

(d)  “Territory” shall mean exclusive right for the Product for use in the dietary supplement product for the USA and Canada for the direct to practitioner channel.

(e)  “Combined Product” shall mean the Buyer’s finished product containing the Product

(f)  “Net Sale” shall mean the gross billing price of Buyer charged to their customers for the Combined Product, less sales, use, occupation, transportation, discounts, returns and allowances in lieu of returns.

2.  Acceptance, Merger and Integration.

Buyer will be deemed to have accepted this Agreement (a) when Seller returns to Buyer a fully executed copy of this Agreement, (b) by responding through Buyer’s purchase order or other written confirmation, or (c) by accepting delivery of Products under this Agreement.  Seller will be deemed to have accepted this Agreement (d) when Buyer returns to Seller a fully executed copy of this Agreement, or (e) at Seller’s option, when Seller begins substantial performance under this Agreement. Seller reserves the right to accept or reject any separate purchase agreement or written confirmation from Buyer.  Buyer has no right to cancel or defer ordered shipments or delivery unless agreed to in writing by Seller.  Notwithstanding the manner in which Buyer accepts this Agreement, Buyer’s acceptance of this Agreement is limited exclusively to the acceptance of all of Seller’s terms and conditions set forth in this Agreement. Buyer may acknowledge this Agreement by via its purchase agreement or other written confirmation, but any and all terms and conditions contained in such written confirmation or other communications with respect to the transaction contemplated by this Agreement, or subsequent to the date hereof, shall be without any force and effect.  This Agreement, and all exhibits, riders or limited warranties attached hereto, is intended to be the exclusive and final statement of the terms and understandings relative to the subject matter hereof, merging herein and superseding all negotiations and prior written or oral agreements between the parties as to the subject matter of the purchase of the Products.

3.  Ordering, Payment.

If Buyer desires to purchase Products from Seller, Buyer will submit a written purchase order signed by an authorized representative of Buyer.  No order will be binding on Seller unless and until Seller accepts Buyer’s order and sends a written order confirmation which confirms the quantity of Products purchased and the selling price, and specifies a shipment date.  Seller’s acceptance of Buyer’s order is expressly conditioned on Buyer’s unconditional asset to this Agreement in lieu of any other terms in the order.  Payment shall be wire to Seller with 30 days of the Buyer receiving the invoice.  Seller reserves the right to modify such credit terms in its sole and absolute discretion.  Failure to make prompt and full payment hereunder constitutes a material breach of this Agreement and affords Seller the right to suspend its performance without liability to Buyer and cancel this Agreement and any purchase orders. Buyer has no right of setoff.  If full payment is not made when due, Seller shall be entitled to interest on any amount unpaid at the rate of 1.5 percent per month until Seller receives payment in full.  In addition, if any amount payable to Seller is not received by Seller within 10 days of the due date, a late payment processing charge equal to 6 percent of such delinquent amount will be paid by Buyer to Seller to defray the expense incident to the processing, administration and collection of delinquent payments.  Buyer agrees to reimburse Seller for any and all expenses Seller may incur, including collection agency fees and/or reasonable attorneys' fees, in taking any action contemplated by this Paragraph.

4.  Obligations.

Seller shall exclusively manufacture and supply Product to Buyer and Buyer shall market and sell finished products that contain the Product into the Territory.  Buyer shall provide a product list to Seller of which the Product will be added or newly developed.  Buyer agrees to launch a minimum of one (1) new finished product during year 1 that contains the Product. Buyer shall launch a new finished product or add the Product to existing finished products and maintain a finished product in each agreed upon product category within 12 months in order to maintain exclusivity for that product category and channel.  If Buyer does not launch a product or include the Product in a formulation for a specific product category, Seller reserves the right to seek an alternative partner in this channel for that specific finished product category.  Buyer will purchase the Product exclusively from Seller, and not from any third party. Buyer will use reasonable commercial efforts to market and/or sell the Products. Buyer may not re-sell-or re-ship the Products in bulk raw material form, unless expressly authorized to do so in writing by Seller. For U.S. distribution, on or in labels, packaging, advertising, promotional materials or Internet communications for Buyer’s products containing the Product (the “Combined Product”), Buyer will only make claims for the Product or the Combined Product that are substantiated by valid scientific research, and are in compliance with all applicable laws and regulations.  Buyer may not use, in labeling, advertising, promotion or otherwise: (a) any statements or quotations made by or attributed to any investigator who has conducted clinical studies on the Product, or (b) any photographs or other images of such investigators, without (i) the prior written consent of such investigators and the institutions at which such studies were conducted, and (ii) 20 days’ notification to Seller of such written consent prior to any such use.  Buyer will not misrepresent on product labels the amount, quantity or level of the Product contained in the Combined Product.  In the event that a third party is used by Buyer to manufacture any of the Combined Product for marketing or sale by Buyer, Buyer hereby guarantees compliance by said third party with the requirements of this Section 4.  In the event that current labeling, packaging or formulations of the Combined Product do not comply with the requirements of this Section 4, Buyer will immediately rectify all nonconforming Combined Product.

5.  Commercial Terms.

Exclusivity in Territory will be granted with the following terms:

(a)  The Buyer will purchase, at a minimum of five hundred thousand dollars ($500,000) of the Product, in three (3) installments for the first year of the Agreement of

1)  First order of one hundred forty kilograms (140 kg) at a price of twelve hundred dollars per kilogram ($1,200/kg) that equals one hundred and sixty eight thousand dollars ($168,000).

2) Second order of one hundred forty kilograms (140 kg) at a price of twelve hundred dollars per kilogram ($1,200/kg) that equals one hundred and sixty eight thousand dollars ($168,000).

3)  Third order of one hundred fifty kilograms (150 kg) at a price of eleven hundred dollars per kilogram ($1,100/kg) that equals one hundred and sixty five thousand dollars ($165,000).

(b)  Payment and Product delivery schedule for the first year of the contract.  The Buyer agrees to pre-pay one hundred and sixty eight thousand dollars ($168,000) upon signing this contract and agrees that the first year of the contract is consider a take or pay agreement.

Order	Payment Date	Product Delivery Date
1	8/1/2013	9/1/2013
2	12/23/2013	1/1/2014
3	4/21/2013	5/1/2014

Ordering and payments for the second and third year of the contract will be in accordance with Section 3 of this Agreement.

(c)  Exclusivity in Territory will be maintained if the Buyer will purchase a minimum of one million dollars ($1,000,000) of the Product in the second year, and a minimum of two million dollars ($2,000,000) of the Product in the third year of the contract. The product delivery schedule will be determined thirty (30) days before the start of the second and third years of the contract.

(d)  Buyer agrees to pay an earned royalty to Seller of five percent (5%) for any Combined Product Net Sales using the Product.  The calculation used for determining the earned royalty will be the Net Sales of the Combined Product multiplied by Product cost divided by all other active ingredients in the Combined Product cost multiplied by the royalty.

1)  Example calculation:

      a. Net Sales = $50

      b. Product cost = $1

      c. Combined Product active ingredient cost = $1.5

      d. Royalty = 5%

Seller royalty = 50 x [1/1.5] x 5% = $1.67

2)  The minimum diluted ratio for Product cost divided by Combine Product cost will be twenty five 25%.

(e)  Buyer agrees to use the Product trademark NIAGEN.

(f)  Research and Development Support

1)  Buyer agrees to contribute money for the first human Product clinical study being completed at the University of Iowa, which is a study targeting cardiovascular risk, and obesity (weight loss).  A copy of the study design and budget will be proved to Buyer and the budget will be mutually agreed upon by both parties.

2)  Buyer and Seller agree to collaborate on a future clinical study for chemotherapy- induced neuropathy (CIN)

3)  Buyer and Seller agree to collaborate on a future clinical study for  further evaluation of cardiovascular health (cholesterol)

The terms of collaboration and exclusivities in these areas will be negotiated in good faith.

6.  Taxes and Import Duties.

The price of the Products or Services specified does not include federal taxes, state or local sales taxes, use taxes, occupational taxes or import duties.  Unless prohibited by law, Buyer is responsible for and shall pay all applicable sales, use, occupational, excise, value added or other similar taxes or import duties applicable to the manufacture, sale, price, delivery or use of the Products provided by Seller, or in lieu thereof, Buyer shall provide Seller with a tax-exemption certificate acceptable to and considered valid by the applicable taxing authorities.

7.  Delivery and Risk of Loss.

All sales are FOB\FCA Seller’s U.S. dock. Risk of loss, destruction of or damage to the Products shall be Seller’s until delivery of the Products to a common carrier at Seller’s U.S. dock. Thereafter, title shall pass to Buyer and Buyer shall be fully responsible, and shall hold Seller harmless, for and assume all risk of loss, destruction of or damage to the Products. Loss or damage to the Products after risk of loss has passed to Buyer will not release or excuse Buyer from its obligations under this Agreement to Seller, including the obligation to make full payment of the purchase price.  Seller reserves the right to pack or ship orders in the most economical manner, provided that this does not result in increased risk of loss of the products. However, where Buyer requests special packaging or shipping, any additional cost will be billed to and be the responsibility of Buyer.  Buyer acknowledges that Seller cannot accept returns of dietary supplement grade products which have left Seller’s control, unless they do not meet the applicable specifications or are otherwise defective.

8.  Delivery Delays.

Seller shall use reasonable efforts to make prompt deliveries in a commercially reasonable manner. Delivery dates and estimates are, however, not guaranteed.  Seller disclaims any liability or responsibility, and Buyer shall hold Seller harmless, for the late or non-delivery of Products or Services.  Buyer has no right to delay or defer delivery or acceptance.

9.  Rejection and Revocation of Acceptance.

Any rejection or revocation of acceptance of Products or Services by Buyer must be made within thirty (30) days of delivery of such Products and Services and any attempted rejection or revocation of acceptance of such Products and Services made thereafter shall be null and void unless agreed to in writing by Seller.  Failure to make a claim within such period shall be conclusive evidence that the Products and Services were satisfactory in all respects and supplied in accordance with ordered specifications.  Each shipment hereunder is to be regarded as a separate and independent sale.  Seller’s weights and analysis shall govern and control.

10.  Term and Termination.

This agreement shall commence on the Effective Date and shall remain in full force and effect for a term (the Term) of three (3) years from the Effective Date and continue thereafter in successive one (1) year automatic renewal terms unless either party serves notice on non-renewal at least six (6) months prior to the expiration of the initial term. Any Party can terminate the Agreement with cause in writing with a 60 cure period.  Contractual exceptions must be agreed upon by both parties.

11.  Limited Warranty and Disclaimer of all other Warranties.

(a)  SELLER WARRANTS THAT THE PRODUCT SOLD HEREUNDER CONFORMS TO ITS SPECIFICATION.

(b)  EXCEPT AS OTHERWISE PROVIDED IN 9(a) HEREOF, SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.  SELLER HAS NOT MADE ANY RECOMMENDATION TO BUYER REGARDING THE USE OR SUBSEQUENT SALE OF THE PRODUCTS. BUYER ASSUMES ALL RISKS AND LIBAILITIES FOR ANY LOSS, DAMAGE OR INJURY TO PERSONS OR PROPERTY RESULTING FROM THE USE OF SUBSEQUENT SALE FO THE PRODUCTS, EITHER ALONE OR IN COMBINATION WITH OTHER PRODUCTS. BUYER HAS SATISFIED ITSELF THAT THE PRODUCT AND THE PURPOSE FOR WHICH IT WILL BE USED AND/OR SOLD IS IN COMPLIANCE WITH THE LAWS OF THE RELEVANT COUNTRIES.

(c)  BUYER’S EXCLUSIVE REMEDY AND SELLER’S EXCLUSIVE LIABILITY FOR SHIPMENT OF NON-CONFIRMING PRODUCT SHALL BE LIMITED TO, AT SELLER’S SOLE OPTION, EITHER REPLACEMENT OF THE NON-CONFORMING PRODUCT OR A REFUND OF THE PURCHASE PRICE PAID.  ALL CLAIMS MADE WITH RESPECT TO THE PRODUCT SHALL BE DEEMED WAIVED BY BUYER UNLESS MADE IN WRITING AND RECEIVED BY SELLER WITHIN SIXTY (60) DAYS OF DELIVERY.  BUYER MUST MAKE ANY CLAIM FOR NON-COMFORMING PRODUCT, BREACH OF WARRANTY WITH RESPECT TO THE PRODUCTS SOLD, OR ANY CLAIM OF ANY NATURE WHATSOEVER WITH RESPECT TO THE PRODUCTS SOLD HEREUNDER IN WRITING WITHIN SIXTY (60) DAYS AFTER BUYER’S RECEIPT OF PRODUCS.  BUYER IRREVOCABLY WAIVES AND RELEASES ALL CLAIMS THAT ARE NOT PROPERLY MADE WITIN SAID PERIOD.

12.  Limitation of Liability.

TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES WAIVE AND RELINQUISH ANY CLAIMS, DEMANDS, AND CAUSES OF ACTION OR RECOVERIES FOR PUNITIVE DAMAGES, EXEMPLARY DAMAGES, OR STATUTORY DAMAGES.  IN NO EVENT WILL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING UNDER THIS AGREEMENT OR OTHERWISE WITH RESPECT TO THE SALE OF THE PRODUCTS, INCLUDING ANY LOST REVENUES OR PROFITS, CONSEQUENTIAL AND/OR INCIDENTAL DAMAGES, BUSINESS INTERRUPTION OR DAMAGE TO BUSINESS REPUTATION, REGARDLESS OF THE THEORY UPON WHICH ANY CLAIM MAY BE BASED, INCLUDING ANY TORT OR STATUTORY CAUSES OF ACTION. BOTH PARTIES UNDERSTAND AND AGREE THAT THIS LIMITATION OF LIABILITY ALLOCATES RISK OF NON- CONFORMING GOODS BETWEEN THE PARTIES AS AUTHORIZED BY THE UNIFORM COMMERCIAL CODE AND OTHER APPLICABLE LAW. THE PRICES SET FORTH HEREIN REFLECTS THIS ALLOCATION OF RISK AND THE LIMITATIONS OF LIABILITY, INCLUDING THE EXCLUSION OF SPECIAL, INDIRECT, CONSEQUENTIAL AND INCIDENTAL DAMAGES, IN THIS AGREEMENT.

13.  Default.

The failure of either party to perform any obligation hereunder, the failure to materially perform any other agreements between Buyer and Seller, or either party’s bankruptcy, insolvency, fraud or inability to pay its debts as they mature, shall constitute a default under this Agreement and shall, in addition to any other remedies at law or in equity, afford the other party, among other remedies, all of the remedies of a secured party under the applicable Uniform Commercial Code. In the event of such default, the non-defaulting party may, in addition to pursuing any of the remedies provided by law, equity or as set forth in this Agreement, (i) in the case of Seller,  refuse to provide any applicable warranty or other service and/or deliver Products under this or any service agreement relating to the Products, (ii) in the case of Buyer, refuse to pay under this or any service agreement relating to the Products, or (iii) in the case of either party, cancel this Agreement and any pending orders without liability to the other party.  In the event of default by Buyer, Seller may also, without limiting its other remedies, terminate this Agreement and apply any and all payments received hereunder or otherwise from Buyer to any damages that Seller may have as a result of the breach by Buyer of this Agreement or otherwise.  To the fullest extent permitted by law, all of a party’s rights and remedies under this Agreement shall be cumulative and not exclusive.

14.  Reservation of Rights.

The sale of Product covered by this Agreement shall not confer upon Buyer any license or right under any patents, trade secrets or other proprietary information owned or controlled by Seller, or the right to otherwise utilize such proprietary information, it being specifically understood and agreed that all such rights are reserved to Seller.  Buyer’s sole right to use any of Seller’s trademarks in connection with the Products or in any manner shall be provided only to the extent expressly set forth in a separate trademark license agreement between Buyer and Seller.  Seller shall maintain all intellectual rights and intellectual property generated during the relationship will be owned by Seller.  Seller shall give Buyer rights to Seller’s intellectual property for selling into the exclusive areas including the right to use of the Product trademark.  If Buyer were to secure a deal to sell the Product through a major pharmaceutical partner, Seller will not withhold the ability to do so, so long as terms are mutually agreed to, and Seller will bypass the Buyer to sell directly to the company if the Buyer brings in the relationship.

15.  Waiver and Severability.

No claim or right arising out of a breach of this Agreement can be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver or renunciation is supported by consideration and is in writing signed by the aggrieved party.  If any term, covenant, warranty, remedy or condition of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be held or deemed invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or provision, to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each remaining term, covenant or provision of this Agreement shall be deemed valid and enforced to the fullest extent permitted by law.

16.  Force Majeure.

A party shall have no liability or obligation to the other party of any kind, including, but not limited to, any obligation to deliver Products or to make payment or accept delivery of Products, arising from any delay or failure to perform all or any part of this Agreement as a result of causes, conduct or occurrences beyond such party’s reasonable control, including, but not limited to, commercial impracticability, fire, flood, earthquake, lightning, storm, accidents, act of war, terrorism, civil disorder or disobedience, act of public enemies, problems associated with transportation (including car or truck shortages), shortages of energy or raw materials, acts or failure to act of any state, federal or foreign governmental or regulatory authorities, labor disputes, strikes, or failure of suppliers to make timely deliveries of materials, goods or services to Seller. Seller may allocate its available supply among its customers in a manner determined by Seller to be fair and reasonable.

17.  Indemnification.

To the fullest extent permitted by law, Buyer shall defend, indemnify and hold Seller harmless from any and all claims, demands, causes of action, controversy, liabilities, fines, regulatory actions, seizures of Product, losses, costs and expenses (including, but not limited to attorneys’ fees, expert witness expenses and litigation expenses) (hereinafter “Claim”), arising from or in connection with any Claim asserted by a third party against Seller for any damage, environmental liability, patent or intellectual property infringement caused by Buyer’s use, modification or alteration of the Products, injury, death, loss, property damage, delay or failure in delivery of Seller’s Products or any other Claim, whether in tort, contract, breach of warranty or otherwise, relating to this Agreement, the business relationship between the parties, the Products or Services provided hereunder, or Buyer’s breach of this Agreement.  Notwithstanding the foregoing, Buyer has no indemnity obligation to Seller to the extent that any Claims result from the gross negligence of Seller.  To the fullest extent permitted by law, Seller shall defend, indemnify and hold Buyer harmless from any and all Claims, arising from or in connection with any Claim asserted by a third party against Buyer for any patent or intellectual property infringement in connection with the Products (provided that such alleged infringement does not arise from the combination of the Product with other ingredients), injury, death, loss, property damage or any other Claim, whether in tort, contract, breach of warranty or otherwise, relating directly to the Products or Services provided hereunder (except if such injury, death, loss, property damage or other Claim arises from the combination of the Product with other ingredients, from the packaging, delivery system, or subsequent handling by buyer), or Seller’s breach of this Agreement.  Notwithstanding the foregoing, Seller has no indemnity obligation to Buyer to the extent that any Claims result from the gross negligence of Buyer.

18.  Relationship.

The relationship between Seller and Buyer shall be that of independent contractors and neither party, its agents and employees, shall under no circumstances be deemed the employees, distributors, franchisees, agents or representatives of the other party.

19.  Assignment and Modification.

The rights and obligations of Buyer under this Agreement shall not be assignable with the prior written consent of Seller.  This Agreement shall not be modified, altered or amended in any respect except by a writing signed by the parties.  Any variation, modification or addition to the terms set forth in this Agreement shall be considered a material modification and shall not be considered part of this Agreement.

20.  Governing Law.

This Agreement and all claims and causes of action shall be governed by and subject to the internal laws (exclusive of the conflicts of law provisions) and decisions of the courts of the State of California.  The sole and exclusive venue for all claims and causes of action between the parties shall be the state or federal court located in Orange County, California.

IN WITNESS WHEREOF, this Niagen Supply Agreement has been executed on, and whose Effective Date is, the date first written above.

FOR BUYER, THORNE RESEARCH, INC.

By:  /s/ Paul F. Jacobson

Paul F. Jacobson

Chief Executive Officer

FOR SELLER, CHROMADEX, INC.

By:  /s/ Frank L. Jaksch, Jr.

Frank L. Jaksch, Jr.

Chief Executive Officer